EXHIBIT 16 - LETTER FROM BERKOVITS, LAGO & COMPANY LLP



September 23, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Patriarch, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 22, 2004. We agree with the statements concerning our Firm in such Form 8-K.


Yours truly,


/s/Berkovits, Lago & Company, LLP


Berkovits, Lago & Company, LLP